Exhibit 10.9

                       GRID PROMISSORY NOTE


US$1,000,000.00                                New York, New York
                                                     July 3, 1997


          FOR VALUE RECEIVED, DAWSON SCIENCE CORPORATION, a Nevada corporation (the "Borrower"), promises to pay to the order of WHARTON CAPITAL PARTNERS, LTD., a New York corporation (the "Lender"), at its address located at 545 Madison Avenue, New York, New York 10022, or at such other address as to which the Lender shall give written notice to the Borrower, in lawful money of the United States of America and in immediately available funds, the sum of One Million Dollars (US$1,000,000.00) or the aggregate outstanding amount of all loans made by the Lender to the Borrower from the date hereof through April 2, 1998, as conclusively evidenced by written endorsement with respect thereto by any officer of the Lender on the schedule hereto annexed as Exhibit A, whichever is less; provided, however, that the Lender's failure to make such notation with respect to any loan described herein shall not limit or otherwise affect any obligation of the Borrower with respect to payments of principal and interest hereunder. The Borrower further promises to pay interest at such address, in like money, from the date hereof on the outstanding principal amount owing hereunder as set forth herein.

          Payment of principal on any loans hereunder (regardless of when made) shall be due and payable in full on April 2, 1998 or on such earlier date on which the principal balance is due by reason of acceleration or otherwise (the "Maturity Date").

          Interest on the outstanding principal balance under this Grid Promissory Note shall accrue at the rate of 8% per annum. Interest hereunder shall accrue daily on the basis of a 360-day year and for the actual number of days elapsed. Payments of interest hereunder shall be due and payable on the first business day of each calendar month, with the first such payment due on August 1, 1997 and the final payment due and payable on the Maturity Date.

          Any overdue amount hereunder shall bear interest at a rate per annum equal to 10% on the amount overdue or on the entire unpaid balance of principal and interest outstanding under any loans hereunder, including accrued interest, if it has been accelerated. In no event, however, shall interest hereunder exceed the maximum rate allowed under applicable law.

          This Grid Promissory Note may be prepaid in whole or in part without penalty. Any such prepayment shall be applied first to interest and then to principal installments due in inverse order of maturity.

          To induce the Lender loan funds hereunder, the Borrower represents and warrants to the Lender that:

          (a) The Borrower and each of its subsidiaries (the "Subsidiaries") (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify would not result in a material adverse effect on the condition (financial and otherwise) of the Company and the Subsidiaries taken as a whole (a "Material Adverse Effect"), and (d) has the power and authority to execute, deliver and perform its obligations under this Grid Promissory Note, the Pledge Agreement (as defined below) and each other agreement or instrument contemplated hereby and thereby (collectively, the "Loan Documents") to which it is or will be a party, and to borrow hereunder.

          (b) The execution, delivery and performance by the Borrower of each of the Loan Documents and any borrowings hereunder (collectively, the "Transactions") (a) have been duly authorized by all requisite corporate and, if required, stockholder action, and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of the Borrower or any Subsidiary, (B) any order of any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body (collectively, "Governmental Authority"), or (C) any provision of any indenture, agreement or other instrument to which the Borrower or any Subsidiary is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any lien or encumbrance upon or with respect to any property or assets now owned or hereafter acquired by the Borrower or any Subsidiary.

          (c) This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan
Document when executed and delivered by the Borrower will constitute, a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms.

          (d) No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, except such as have been made or obtained and are in full force and effect. The Borrower has made, or promptly after the execution hereof will make, all public disclosures required under applicable law (including applicable securities laws) in connection with this Grid Promissory Note and the transactions contemplated hereby.

          (e) Each of the Borrower and the Subsidiaries has good and marketable title to, or valid leasehold interests in, all its material properties and assets, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. All such material properties and assets are held free and clear of all liens, encumbrances and defects.

          (f) (i) There are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the best knowledge of the Borrower after due inquiry, threatened against or affecting the Borrower or any Subsidiary or any business, property or rights of any such person
(A) which involve any Loan Document or any Transaction (B) as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, could, individually or in the aggregate, result in a Material Adverse Effect.

          (ii) Neither the Borrower nor any of the Subsidiaries is in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default could result in a Material Adverse Effect.

          (g) Each of the Borrower and the Subsidiaries has filed or caused to be filed all Federal, state, local and foreign tax returns required to have been filed by it and has paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments received by it, except taxes that are being contested in good faith by appropriate proceedings under applicable law and for which the Borrower shall have set aside on its books adequate reserves.

          (h) No information, report, financial statement, exhibit or schedule furnished by or on behalf of the Borrower to the Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading.

          Loans, if any under this Grid Promissory Note, may be made from time to time as and in amounts determined in the sole discretion of the Lender after receipt of a written request from the Borrower to make such loans; provided, that (a) the Lender shall be under no obligation to make any loans hereunder, (b) the aggregate principal amount which may be borrowed hereunder shall not exceed US$1,000,000.00 and (c) the giving by the Borrower of a written request for a loan hereunder shall constitute the remaking by the Borrower of all of the representations and warranties set forth herein as of and on such date.

          Upon the making of the first loan hereunder, the Borrower shall issue and deliver to the Lender a number of shares of the Borrower's common stock as equals US$500,000.00 divided by the market price (or if there is then no market price, the fair market value as determined jointly between the Borrower and the Lender) of such common stock on the date of such loan and as further agreed to and described in Exhibit B attached hereto. Such shares shall be deemed a facility fee.

          The proceeds of any loans hereunder are to be used by the Borrower solely for working capital purposes (and only for the Borrower's United States' operations and for payment of certain obligations to Price Waterhouse LLP, Hong Kong), to retain the Borrower's United States' legal counsel and the United States and Hong Kong offices of Price Waterhouse LLP as the Borrower's United States' independent public accountants, to pay fees and related expenses relating to the preparation and filing of a registration statement on Form 10 and listing of the Company's common stock for trading on The Nasdaq Stock Market, Inc. or American Stock Exchange.

          This Grid Promissory Note is the "Note" referred to in that certain Pledge and Security Agreement, dated as of the date hereof, between the Borrower and the Lender, as the same may be amended, modified or supplemented from time to time in accordance with its terms (the "Pledge Agreement"), and is subject to the terms and conditions set forth therein, which terms and conditions are incorporated herein by reference.

          If any payment under this Grid Promissory Note becomes due and payable on a Saturday, Sunday or a legal bank holiday under the laws of the State of New York, the maturity thereof shall be extended to the next succeeding business day and interest thereon shall be payable at the rates set forth above during such extension.

          The whole of the principal sum hereunder and accrued interest thereon shall become due at the option of the Lender, on demand, upon the occurrence of any "Event of Default" under the Pledge Agreement.

          Presentment for payment, notice of dishonor, protest, and notice of protest are hereby waived.

          The Borrower agrees to pay all reasonable costs including all reasonable attorneys' fees and disbursements incurred by the Lender in collecting or enforcing payment of this Grid Promissory Note in accordance with its terms.

          This Grid Promissory Note may be modified or cancelled only by the written agreement of the Borrower and the Lender.

          No delay or failure on the part of the Lender in exercising any of its options, powers or rights, nor any partial or single exercise of its options, powers or rights shall constitute a waiver thereof or of any other option, power or right, and no waiver on the part of the Lender of any of its options, powers or rights shall constitute a waiver of any other option, power or right.

          This Grid Promissory Note and the rights and obligations of the Borrower and the Lender hereof shall be governed by and construed in accordance with the laws of the State of New York.

THE BORROWER HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN
ANY LEGAL PROCEEDING RELATED IN ANY WAY TO THIS GRID PROMISSORY NOTE AND AGREES THAT ANY SUCH PROCEEDING MAY, IF THE LENDER SO ELECTS, BE BROUGHT AND ENFORCED IN THE SUPREME COURT OF THE STATE OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND THE BORROWER HEREBY WAIVES ANY OBJECTION TO JURISDICTION OR VENUE IN ANY SUCH PROCEEDING COMMENCED IN ANY OF SUCH COURTS. THE BORROWER FURTHER AGREES THAT ANY PROCESS REQUIRED TO BE SERVED ON IT FOR PURPOSES OF ANY SUCH PROCEEDING MAY BE SERVED ON IT, WITH THE SAME EFFECT AS PERSONAL SERVICE ON IT WITHIN THE STATE OF NEW YORK, BY REGISTERED MAIL ADDRESSED TO IT AT ITS ADDRESS FOR PURPOSES OF NOTICES AS PROVIDED IN THE CREDIT AGREEMENT.

          If this Grid Promissory Note is lost, stolen, mutilated or otherwise destroyed, the Borrower shall execute and deliver to the Lender a new grid promissory note containing the same terms, and in the same form, as this Grid Promissory Note. In such event, the Borrower may require the Lender to deliver to the Borrower an affidavit of lost instrument and customary indemnity in respect thereof as a condition to the delivery of any such new grid promissory note.

          IN WITNESS WHEREOF, the Lender has caused this Grid
Promissory Note to be duly executed and delivered as of the day and year first set forth above.


                         DAWSON SCIENCE CORPORATION


                         By:   /s/ Wu Zhi Jian
                             Name: Wu Zhi Jian



ATTEST:


 /s/ John Seeto
 John Seeto


























                             EXHIBIT B


















































                         EXHIBIT A


   GRID PROMISSORY NOTE ISSUED BY DAWSON SCIENCE CORPORATION
                       DATED JULY 3,1997


                            SCHEDULE
                                OF
                 ADVANCES AND PAYMENTS OF PRINCIPAL


                          Date of       Amount of
Date of        Amount    Repayment      Repayment      Notation
Advance        Advance   Prepayment     Prepayment     Made by




































                        Exhibit B


     The Borrower will file a registration statement (the "Registration Statement") with the Securities and Exchange commission to register such number of shares of Borrower's common stock (the "Shares'') as are to be issued and delivered to the Lender as a facility fee pursuant to the attached Grid Promissory Note (the "Note") and will use its best efforts to have such Registration Statement declared effective by October 2, 1997. If such Registration Statement is not declared effective by October 2, 1997, the Borrower shall promptly pay to the Lender, as liquidated damages and not a penalty, an amount in cash or free trading shares of Borrower common stock (based upon the closing bid price of the common stock on July 7, 1997) as equals 2.5% of the principal balance outstanding under the Note. Such 2.5% amount shall he paid to the Lender on the second day of each month after October 1997 until such time as the Registration Statement is declared effective by the Securities and Exchange Commission.

     Wharton agrees not to sell the Shares until October 1, 1997, and thereafter, as set forth below:

          (a)  from October 2, 1997 until December 31, 1997,
Wharton may sell 33.4% of the Shares;

          (b)  from January 1, 1998 until March 30, 1998,
Wharton may sell 66% of the Shares; and

          (c) after March 30, 1998, Wharton may sell 100% of the Shares.

     Notwithstanding anything to the contrary contained in the Grid Promissory Note, the Shares shall not he delivered to the Lender until later to occur of (a) October 2, 1997 and (b) the date that the Registration Statement is declared effective by the Commission.